UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2023

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Cedarbrook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RCKT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2023, the Board of Directors (the “Board”) of Rocket Pharmaceuticals, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed R. Keith Woods to the Board, effective December 7, 2023.

Pursuant to the Company’s non-employee director compensation policy, the Board granted Mr. Woods options to purchase 20,522 (the “First Option Grant”) and 11,960 (the “Second Option Grant”) shares of the Company’s common stock, respectively, at an exercise price equal to the closing market price per share of the Company’s common stock on the Nasdaq Global Market on the date of grant. The First Option Grant will vest in equal monthly installments over a three-year period, and the Second Option Grant will fully vest on the first anniversary of the date of grant, in each case subject to Mr. Woods’s continued service on the Board.

Mr. Woods has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 5, 2018.

Mr. Woods, age 56, is an experienced biopharmaceutical executive with a career spanning over 30 years in the sector, most recently serving as the Chief Operating Officer for argenx SE since April 2018. Mr. Woods led argenx through its important transition from an R&D organization to a global commercial organization, implementing and overseeing core commercial and medical teams in preparation for its first product launch, including sales, marketing, market access and reimbursement, business operations, patient services and medical affairs. Prior to argenx, Mr. Woods served as Senior Vice President of North American operations for Alexion Pharmaceuticals Inc., where he managed a team of several hundred people in the U.S. and Canada and was responsible for more than $1 billion in annual sales. Within Alexion, he previously served as vice president and managing director of Alexion UK, overseeing all aspects of Alexion’s UK business, vice president of U.S. operations and executive director of sales, leading the launch of Soliris in atypical hemolytic uremic syndrome. Prior to joining Alexion, he held various positions of increasing responsibility within Roche, Amgen and Eisai over a span of 20 years. Keith Woods holds a B.S. in marketing from Florida State University.

There are no arrangements or understandings between Mr. Woods and any other person pursuant to which Mr. Woods was appointed as a member of the Board. There are no family relationships between Mr. Woods, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Woods, on the one hand, and the Company, on the other.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: December 13, 2023	By:	/s/ Martin Wilson
Martin Wilson
General Counsel and Chief Compliance Officer, SVP